

<ARTICLE> 9
<LEGEND> This schedule contains summary financial information extracted from
Form 10-Q for the period ended September 30, 1997 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<RESTATED>
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-START>                             JAN-01-1997
<PERIOD-END>                               SEP-30-1997
<CASH>                                           7,929
<INT-BEARING-DEPOSITS>                           7,721
<FED-FUNDS-SOLD>                                 7,671
<TRADING-ASSETS>                                 4,632
<INVESTMENTS-HELD-FOR-SALE>                      9,025
<INVESTMENTS-CARRYING>                               0
<INVESTMENTS-MARKET>                                 0
<LOANS>                                         67,822
<ALLOWANCE>                                      1,408
<TOTAL-ASSETS>                                 113,306
<DEPOSITS>                                      67,565
<SHORT-TERM>                                    20,383
<LIABILITIES-OTHER>                              6,676
<LONG-TERM>                                      9,906
<COMMON>                                           320
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                        290
<OTHER-SE>                                       7,472<F1>
<TOTAL-LIABILITIES-AND-EQUITY>                 113,306
<INTEREST-LOAN>                                  4,376
<INTEREST-INVEST>                                  345
<INTEREST-OTHER>                                   754
<INTEREST-TOTAL>                                 5,475
<INTEREST-DEPOSIT>                               1,603
<INTEREST-EXPENSE>                               2,775
<INTEREST-INCOME-NET>                            2,700
<LOAN-LOSSES>                                      558
<SECURITIES-GAINS>                                  37<F2>
<EXPENSE-OTHER>                                  2,460<F3>
<INCOME-PRETAX>                                  1,706
<INCOME-PRE-EXTRAORDINARY>                       1,706
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                     1,143
<EPS-PRIMARY>                                     3.69<F4>
<EPS-DILUTED>                                     3.63<F4>
<YIELD-ACTUAL>                                    4.04
<LOANS-NON>                                        330
<LOANS-PAST>                                         0<F5>
<LOANS-TROUBLED>                                     0
<LOANS-PROBLEM>                                      0
<ALLOWANCE-OPEN>                                 1,408
<CHARGE-OFFS>                                      232
<RECOVERIES>                                        41
<ALLOWANCE-CLOSE>                                1,408
<ALLOWANCE-DOMESTIC>                                 0<F5>
<ALLOWANCE-FOREIGN>                                  0<F5>
<ALLOWANCE-UNALLOCATED>                              0<F5>

<F1> Treasury stock of $1,670 million is included as a reduction of other stockholders' equity.

<F2> Investment securities gains/losses do not include the Corporation's equity securities gains which totaled $128 million.

<F3> Includes: salaries and employee benefits of $1,291 million; occupancy of
     $192 million; equipment rentals, depreciation and maintenance of $159 million; amortization of intangible assets of $49 million; and other expenses totaling $769 million.

<F4> The earnings per share amounts have been restated as a result of the
     Corporation adopting SFAS No. 128, "Earnings Per Share." EPS-Primary represents basic earnings per share.

<F5> Items are only disclosed on an annual basis in the Corporation's Form 10-K, and are therefore not included in this Financial Data Schedule.

